EXHIBIT 5

ATTORNEYS AT LAW 555 SOUTH FLOWER STREET, SUITE 3500 LOS ANGELES, CA 90071-2411 213.972.4500 TEL 213.486.0065 FAX www.foley.com

May 29, 2009	CLIENT/MATTER NUMBER 029474-0103

Entravision Communications Corporation

2425 Olympic Boulevard

Suite 6000 West

Santa Monica, California 90404

Ladies and Gentlemen:

We have acted as counsel for Entravision Communications Corporation, a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 1,200,000 shares of the Company’s Class A Common Stock, $.0001 par value (the “Class A Common Stock”), which may be issued pursuant to the Company’s 2001 Employee Stock Purchase Plan, as amended (the “Plan”).

As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company’s Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, each as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies, and we have assumed that a Class A Common Stock will conform in all material respects to the description thereof set forth in the Registration Statement.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The shares of Class A Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP

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